Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used but not defined in this Exhibit 99.3 shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which this Exhibit 99.3 is attached, and, if not defined in the Current Report on Form 8-K to which this Exhibit 99.3 is attached, the Registration Statement on Form S-4 (File No. 333-271890) (the “Registration Statement”). Unless the context otherwise requires, “New DIH” refers to DIH Holding US, Inc. and its subsidiaries after the Closing,   “ATAK” refers to Aurora Technology Acquisition Corp. prior to the Domestication, “Domesticated ATAK” refers to Aurora Technology Acquisition Corp. prior to Closing, and “Legacy DIH” refers to DIH Holdings US, Inc. prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of ATAK and Legacy DIH adjusted to give effect to the separation of the Legacy DIH business from DIH Technology Ltd. (“DIH Cayman” or the “Parent”) into an independent company (the “Separation”), the Business Combination and related transactions (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” For purposes of these unaudited pro forma condensed combined financial statements, the entity surviving the Business Combination is referred to as “New DIH.”

ATAK was incorporated as a Cayman Islands exempted company on August 6, 2021. ATAK was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, recapitalization or similar business combination with one or more businesses. ATAK was an “emerging growth company,” as defined in the Securities Act, as modified by the JOBS Act. The registration statement for ATAK’s public offering was declared effective on February 7, 2022. On February 9, 2022, ATAK consummated the public offering of 20,200,000 Units. Each Unit consists of one Class A ordinary share, one redeemable warrant, and one right to receive one-tenth of one Class A ordinary share upon the consummation of the ATAK’s initial business combination. Simultaneously with the closing of the initial public offering, ATAK consummated the sale of warrants in a private placement to ATAC Sponsor LLC (the “Sponsor”). On August 7, 2021, the Sponsor was issued 5,750,000 of ATAK’s Class B ordinary shares (the “Founder Shares”). Due to the underwriters partial exercise of the over-allotment option, the Sponsor forfeited 700,000 Founder Shares back to ATAK. As a result, the Sponsor currently has 5,050,000 Founder Shares.

On February 3, 2023, ATAK held the February Extraordinary General Meeting and voted to approve the First Extension Amendment, extending the date by which ATAK must complete its initial business combination from February 9, 2023 to August 9, 2023 and the proposal to approve the First Trust Amendment. All proposals were at the February Extraordinary General Meeting were approved by the shareholders of ATAK. In connection with the vote to approve the First Extension Amendment, the holders of 14,529,877 Class A Ordinary Shares elected to redeem their shares for cash at a redemption price of approximately $10.2769 per share, for an aggregate redemption amount of approximately $149.3 million.

On July 27, 2023, ATAK held the July Extraordinary General Meeting and voted to approve the Second Extension Amendment, extending the date by which ATAK must complete its initial business combination from August 9, 2023 to February 7, 2024 and the proposal to approve the Second Trust Amendment. All proposals were at the July Extraordinary General Meeting were approved by the shareholders of ATAK. In connection with the vote to approve the Second Extension Amendment, the holders of 362,831 Class A Ordinary Shares elected to redeem their shares for cash at a redemption price of approximately $10.6776 per share, for an aggregate redemption amount of approximately $3.9 million. After giving effect to the Extension Amendments Redemptions, as of July 27, 2023, there are 5,307,292 Class A Ordinary Shares issued and outstanding and $56.7 million remaining in the Trust Account.

From February 2023 to January 2024, ATAK issued unsecured promissory notes to the Sponsor, with an aggregate principal amount equal to $2.3 million, for the purpose of making extension payments, repaying the Sponsor or any other person with respect to funds loaned to ATAK for the purpose of paying Extension Payments, and providing ATAK with additional working capital. For more information on the Extension and Working Capital Notes, see sections entitled “Information About ATAK - Extension and Working Capital Notes” of the Proxy Statement/Prospectus. Proceeds from promissory notes of $1.4 million received (and related uses) through September 30, 2023 are reflected in the ATAK’s historical financial statements presented in the unaudited pro forma condensed combined financial information. Proceeds from promissory notes of $0.5 million received after September 30, 2023 and deposited in the Trust Account are reflected in the unaudited pro forma condensed combined financial information.

Legacy DIH is a global solution provider in blending innovative robotic and VR technologies with clinical integration and insights. Legacy DIH has a focused portfolio of rehabilitation solutions, which includes both technology and products focused in the hospital, clinic, and research markets.

On February 8, 2024, New DIH entered into a securities purchase agreement for the private placement of New DIH Class A Common Stock resulting in gross proceeds of $1.5 million. OrbiMed, an existing shareholder in DIH Technologies, was the sole participant in the financing. The securities purchase agreement for the financing provides for the sale of an aggregate of 150,000 shares of New DIH’s Class A Common Stock at a purchase price of $10 per share together with warrants to purchase an additional 300,000 shares of DIH Class A Common Stock with an exercise price of $10. The financing was not contingent on the closing of the Business Combination. Proceeds from the securities purchase agreement and related stock issuances are not reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on ATAK’s historical financial statements and Legacy DIH’s historical combined financial statements, as adjusted to give effect to the Transactions (summarized below). ATAK’s fiscal year ends on December 31, whereas Legacy DIH’s fiscal year ends on March 31. The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act.

The historical balance sheets presented in the unaudited pro forma condensed combined financial information reflect balances as of September 30, 2023 for Legacy DIH and for ATAK. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on September 30, 2023.

The historical statements of operations presented in the unaudited pro forma condensed combined financial information reflect:

●	Legacy DIH’s activity for the six months ended September 30, 2023 and ATAK’s activity for the six months ended June 30, 2023; and,

●	Legacy DIH’s activity for the year ended March 31, 2023 and ATAK’s activity for the year ended December 31, 2022

The unaudited pro forma condensed combined statements of operations gives pro forma effect to the Transactions, summarized below, as if they had been consummated on April 1, 2022, giving effect to:

●	The Separation transaction accounting adjustments

	●	The assets and liabilities which will remain with DIH Cayman until the Reorganization (as such term is defined in the Business Combination Agreement) is completed in accordance with the terms of the Business Combination Agreement

●	The Business Combination and related transactions transaction accounting adjustments

	●	the reverse recapitalization (as described in Note 1) between ATAK and Legacy DIH; and,

	●	the redemption of 4,815,153 Class A Ordinary Shares for $53.4 million out of the Trust Account, at a redemption price of approximately $11.09 per share;

	●	the one-time expenses associated with the Business Combination.

The unaudited pro forma condensed combined financial information should be read in conjunction with Legacy DIH’s and ATAK’s unaudited and audited financial statements and related notes; the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ATAK” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DIH,” and other financial information included elsewhere in the Proxy Statement/Prospectus, including the Business Combination Agreement.

Description of the Business Combination

On February 26, 2023, ATAK, ATAK Merger Sub, and Legacy DIH entered into the Business Combination Agreement. On December 18, 2023, the Business Combination was approved by an ATAK shareholder vote and closed February 7, 2024. In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the Reorganization be completed prior to Closing. As a result, the following legal entities and assets of DIH Cayman were subject to the business combination with ATAK at Closing: DIH Holding US (which is prepared on a consolidated basis) and Hocoma Medical, as well as, the Hocoma Medical assets. Whereas, Hocoma AG and Motekforce Link BV and its subsidiaries were excluded. New DIH agreed to use its best efforts to complete the Reorganization as soon as possible thereafter.

Pursuant to the Business Combination Agreement and the transactions contemplated thereby, immediately prior to the Effective Time of the Business Combination, ATAK transferred by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (the “Domestication”), upon which ATAK changed its name to “DIH Holding US, Inc.” (“New DIH”).

In connection with the Domestication: (i) each of the then issued and outstanding Class B ordinary shares of ATAK, par value $0.0001 per share converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of ATAK (after the Domestication) (the “Domesticated Class B Common Stock”); (ii) each of the then issued and outstanding Class A ordinary shares of ATAK, par value $0.0001 per share converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of ATAK (after the Domestication) (the “New DIH Class A Common Stock”); (iii) each of the then issued and outstanding warrants, each two warrants representing the right to purchase one Class A Ordinary Share converted into warrants to acquire shares of New DIH Class A Common Stock pursuant to the ATAK Warrant Agreement (each warrant, a “New DIH Warrant”); (iv) each of the then issued and outstanding rights, each ten rights representing the right to receive one share of Class A Common Stock converted into rights to receive shares of New DIH Class A Common Stock (each right, a “Domesticated Right”); and (v) each of the then issued and outstanding units of ATAK converted, on a one-for-one basis, into a unit of ATAK (after the Domestication) (each, a “Domesticated Unit”), with each Domesticated Unit representing one New DIH Class A Common Stock, one New DIH Warrant and one Domesticated Right.

At the Closing of the Business Combination, each of the then issued and outstanding shares of Domesticated Class B Common Stock converted, on a one-for-one basis, into a share of New DIH Class A Common Stock (the “Sponsor Share Conversion”). Each Domesticated Unit separated into one share of New DIH Class A Common Stock, one New DIH Warrant and one New DIH Right. Additionally, in connection with the Business Combination, each ten Domesticated Rights were exchanged for one share of New DIH Class A Common Stock.

At the Closing of the Business Combination, and following the Domestication, the Merger occurred, in which ATAK Merger Sub was merged with and into Legacy DIH, with New DIH surviving the merger as a wholly owned direct subsidiary of ATAK (after Domestication),with each share of Legacy DIH common stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive, the number of shares of New DIH Class A Common Stock equal to the Exchange Ratio (as described in more detailed below).

Pursuant to the Business Combination Agreement, at the Closing, ATAK acquired all of the outstanding equity interests of Legacy DIH, and stockholders of Legacy DIH received $250 million in aggregate consideration (the “Aggregate Base Consideration”) in the form of newly-issued shares of New DIH Class A Common Stock, calculated based on a price of $10.00 per share. Additionally, Legacy DIH equity holders have the right to receive up to an additional 6,000,000 shares of New DIH Class A Common Stock in the future (as described in more detailed below).

Legacy DIH stockholders as of immediately prior to the Effective Time may be entitled to receive up to an additional 6,000,000 shares of New DIH Class A Common Stock (the “Earnout Shares”) as additional consideration, subject to the following conditions:

●	1,000,000 of the Earnout Shares will vest if and at such time as a $12.00 or greater New DIH Class A Common Stock Price is achieved during the Earnout Period (as defined below);

●	1,333,333 of the Earnout Shares will vest if and at such time as a $13.50 or greater New DIH Class A Common Stock Price is achieved during the Earnout Period;

●	1,666,667 of the Earnout Shares will vest if and at such time as a $15.00 or greater New DIH Class A Common Stock Price is achieved during the Earnout Period; and

●	2,000,000 of the Earnout Shares will vest if and at such time as a $16.50 or greater New DIH Class A Common Stock Price is achieved during the Earnout Period.

The “New DIH Class A Common Stock Price” will be considered achieved only (a) when the volume-weighted average price of the shares of class A common stock of New DIH is greater than or equal to the applicable threshold for any 20 trading days during the Earnout Period or (b) the per-share price (based on a fully diluted basis, inclusive of issues of the Earnout Shares, which are expected to be classified as equity) implied in a change of control transaction is greater than or equal to the applicable threshold.

“Earnout Period” means the period beginning on the Closing Date and expiring at the close of business on the fifth anniversary of the Closing Date.

In connection with the Closing of the Business Combination, ATAK and Legacy DIH established a mutually agreed upon equity pool, equal to 10% of the number of shares of New DIH Class A Common Stock outstanding on a fully diluted basis (the “Stock Incentive Plan”). See “Proposal No. 6 – The Stock Incentive Proposal” of the Proxy Statement/Prospectus. The unaudited pro forma condensed combined financial information does not reflect the expense related to the Stock Incentive Plan as the terms (e.g., vesting, form of the award) for the awards are undecided.

Contingent upon the Closing, the Sponsor has agreed it will waive any anti-dilution right pursuant to the organizational documents of ATAK and that it will waive the right to redeem 5,050,000 shares of Founder Shares held. In addition, ATAK’s representative has agreed to waive the right to redeem 303,000 shares of Class A Ordinary Shares held.

The following summarizes the pro forma shares of New DIH Class A Common Stock outstanding at the Closing:

	Shares	%
Existing Legacy DIH equity holders (1)	26,950,000	78%
New DIH public shareholders (2)	2,512,139	7%
ATAK founder shareholders	4,550,000	13%
Shares issued to vendors for settlement of accounts payable (3)	32,797	-%
ATAK representative	500,000	2%
Total shares at close (4)	34,544,936	100%

1)	Excludes 6,000,000 shares of New DIH Class A Common Stock in estimated potential Earn out Shares as the price threshold for each tranche has not yet been triggered. Such shares were deposited into escrow and subject to reduction or forfeiture in accordance with the terms of the Business Combination Agreement. Includes 700,000 shares of New DIH Class A Common Stock issued to Maxim pursuant to financial advisory fees. Additionally, includes 500,000 shares of New DIH Class A Common Stock transferred from the Sponsor to DIH Cayman; 600,000 shares of New DIH Class A Common Stock allocated from Maxim to DIH Cayman; and, 150,000 New DIH Class A Common Stock allocated from certain ATAK service providers to DIH Cayman, all of which were pursuant to a side letter agreement

2)	Includes the issuance of 2,020,000 shares of New DIH Class A Common Stock pursuant to the public rights

3)	Represents shares issued to settle certain ATAK accounts payable

4)	Excludes 3,454,494 shares of New DIH Class A Common Stock that are available for issuance pursuant to the Stock Incentive Plan

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in thousands)

		Separation				Business Combination
	Legacy DIH (Historical)	Transaction Accounting Adjustments		Proforma Separation of Legacy DIH	ATAK (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,987	$(330	)(l)	$1,657	$29	$58,867	(a2)	$2,582
	-	-		-	-	(3,612)	(c)	-
	-	-		-	-	(50)	(d)	-
	-	-		-	-	(53,409)	(h)	-
	-	-		-	-	(150)	(j)	-
	-	-		-	-	(750)	(k)	-
Restricted cash	501	(61	)(l)	440	-	-		440
Accounts receivable, net	4,891	(108	)(l)	4,783	-	-		4,783
Inventories, net	8,170	(2,174	)(l)	5,996	-	-		5,996
Promissory note - related party	405	-		405	-			405
Due from related party	119	5,512	(l)	5,631	-	-		5,631
Prepaid expenses	-	-		-	26	125	(k)	151
Other current assets	5,611	(825	)(l)	4,786	-	-		4,786
Total current assets	21,684	2,014		23,698	55	1,021		24,774
Marketable securities held in Trust Account	-	-		-	57,481	1,386	(a1)	-
	-	-		-	-	(58,867)	(a2)	-
Property and equipment, net	632	(129	)(l)	503	-	-		503
Capitalized software, net	2,293	(80	)(l)	2,213	-	-		2,213
Other intangible assets, net	380	-		380	-	-		380
Operating lease, right-of-use assets, net	4,887	(479	)(l)	4,408	-	-		4,408
Other assets	46	-		46	-	150	(j)	821
	-	-		-	-	625	(k)	-
Total assets	$29,922	$1,326		$31,248	$57,536	$(55,685)		$33,099
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$5,638	$(1,324	)(l)	$4,314	$1,981	$(955)	(c)	$5,340
Accrued expenses	-	-		-	215	(129)	(c)	86
Accrued offering costs	-	-		-	50	(50)	(d)	-
Promissory note – related party	-	-		-	1,405	-		1,405
Employee compensation	3,684	(504	)(l)	3,180	-	-		3,180
Due to related party	-	2,687	(l)	2,687	-	-		2,687
Current maturities of long-term debt	1,472	(1,472	)(l)	-	-	-		-
Revolving credit facilities	10,931	(10,931	)(l)	-	-	-		-
Current portion of deferred revenue	8,992	(310	)(l)	8,682	-	-		8,682
Current portion of long-term operating lease	1,675	(240	)(l)	1,435	-	-		1,435
Advance payments from customers	9,918	(1,054	)(l)	8,864	-	-		8,864
Accrued expenses and other current liabilities	12,692	(2,220	)(l)	10,472	-	(178)	(c)	10,294
Total current liabilities	55,002	(15,368)		39,634	3,651	(1,312)		41,973
Warrant liabilities	-	-		-	441	-		441
Deferred underwriting commissions	-	-		-	7,070	(7,070)	(b)	-
Non-current deferred revenue	3,906	(127	)(l)	3,779	-	-		3,779
Long-term operating lease	3,238	(241	)(l)	2,997	-	-		2,997
Non-current due to related party	-	16,597	(l)	16,597				16,597
Deferred tax liabilities	409	(286	)(l)	123	-	-		123
Other non-current liabilities	3,281	-		3,281	-	-		3,281
Total liabilities	65,836	575		66,411	11,162	(8,382)		69,191
Commitments and contingencies:
Class A ordinary shares subject to possible redemption					57,481	1,386	(a1)	-
	-	-		-	-	(58,867)	(e)	-
Stockholder’s Deficit:
Class A Common Stock, $0.0001 par value	-	-		-	-	2	(f)	4
	-	-		-	-	2	(i)	-
Class B Common Stock, $0.0001 par value	-	-		-	-	-		-
Preference shares; $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-	-	-		-
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 303,000 shares issued and outstanding (excluding 5,307,292 subject to possible redemption)	-	-		-	-	1	(e)	-
	-	-		-	-	(1)	(f)	-
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized; 5,050,000 shares issued and outstanding	-	-		-	1	(1)	(f)	-
Additional paid-in capital	-	-		-	-	14,070	(b)	(39,275)
	-	-		-	-	328	(c)	-
	-	-		-	-	58,866	(e)	-
	-	-		-	-	(12,280)	(g)	-
	-	-		-	-	(53,409)	(h)	-
	-	-		-	-	(46,850)	(i)	-
Accumulated deficit	-	-		-	(11,108)	(1,172)	(c)	-
	-	-		-	-	12,280	(g)	-
Net parent company investment	(39,093)	751	(l)	(38,342)	-	(7,000)	(b)	-
	-	-		-	-	(1,506)	(c)	-
	-	-		-	-	46,848	(i)	-
Accumulated other comprehensive income	3,179	-		3,179	-	-		3,179
Total stockholders’ equity (deficit)	(35,914)	751		(35,163)	(11,107)	10,178		(36,092)
Total liabilities and stockholders’ equity (deficit)	$29,922	$1,326		$31,248	$57,536	$(55,685)		$33,099

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2023

(in thousands, except share and per share data)

		Separation				Business Combination
	Legacy DIH	Transaction Accounting		Proforma Separation of Legacy	ATAK	Transaction Accounting		Pro Forma
	(Historical)	Adjustments		DIH	(Historical)	Adjustments		Combined
Revenue	$27,314	$(1,208)	(ee)	$26,106	$-	$-		$26,106
Cost of sales	14,736	181	(ee)	14,917	-	-		14,917
Gross profit	12,578	(1,389)		11,189	-	-		11,189
Operating expenses:
Selling, general, and administrative expense	13,713	(1,314)	(ee)	12,399	-	63	(cc)	12,462
Research and development	3,763	(740)	(ee)	3,023	-	-		3,023
Formation and operating expense	-	-		-	2,389	-		2,389
Total operating expenses	17,476	(2,054)		15,422	2,389	63		17,874
Operating income (loss)	(4,898)	665		(4,233)	(2,389)	(63)		(6,685)
Other income (expense):
Interest expense, net	(500)	389	(dd)	(111)	-	-		(111)
Change in fair value of warrant liability	-	-		-	213	-		213
Dividend income on marketable securities held in Trust Account	-	-		-	1,966	(1,966)	(bb)	-
Other income (expense), net	(430)	-		(430)	-	-		(430)
Total other income (expense), net	(930)	389		(541)	2,179	(1,966)		(328)
Income (loss) before income taxes	(5,828)	1,054		(4,774)	(210)	(2,029)		(7,013)
Income tax expense	278	-		278	-	-	(ff)	278
Net income (loss)	$(6,106)	$1,054		$(5,052)	$(210)	$(2,029)		$(7,291)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption					8,800,870			N/A
Basic and diluted net income (loss) per share, Class A ordinary shares subject to possible redemption					$(0.01)			N/A
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares					5,353,000			N/A
Basic and diluted net income (loss) per share, non-redeemable ordinary shares					$(0.01)			N/A
Net income (loss) per share:
Weighted average Class A Common Stock outstanding – basic and diluted					N/A			34,544,936
Net income (loss) per Class A Common Stock – basic and diluted					N/A			$(0.21)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2023

(in thousands, except share and per share data)

		Separation				Business Combination
	Legacy DIH	Transaction Accounting		Proforma Separation of	ATAK	Transaction Accounting		Pro Forma
	(Historical)	Adjustments		Legacy DIH	(Historical)	Adjustments		Combined
Revenue	$54,998	$(879)	(ee)	$54,119	$-	$-		$54,119
Cost of sales	20,456	3,418	(ee)	23,874	-	-		23,874
Gross profit	34,542	(4,297)		30,245	-	-		30,245
Operating expenses:
Selling, general, and administrative expense	26,415	(3,004)	(ee)	23,411	-	125	(cc)	23,536
Research and development	8,345	(1,427)	(ee)	6,918	-	-		6,918
Formation and operating costs	-	-		-	1,705	938	(aa)	2,643
Total operating expenses	34,760	(4,431)		30,329	1,705	1,063		33,097
Operating loss	(218)	134		(84)	(1,705)	(1,063)		(2,852)
Other income (expense):
Interest expense, net	(780)	382	(dd)	(398)	-	-		(398)
Change in fair value of warrant liability	-	-		-	5,191	-		5,191
Gain on extinguishment of over-allotment liability	-	-		-	258	-		258
Dividend income on marketable securities held in Trust Account	-	-		-	2,860	(2,860)	(bb)	-
Other income (expense), net	667	-		667	-	(8,506)	(aa)	(7,839)
Total other income (expense), net	(113)	382		269	8,309	(11,366)		(2,788)
Income (loss) before income taxes	(331)	516		185	6,604	(12,429)		(5,640)
Income tax expense	2,030	-		2,030	-	-	(ff)	2,030
Net income (loss)	$(2,361)	$516		$(1,845)	$6,604	$(12,429)		$(7,670)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption					18,041,644			N/A
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption					$0.28			N/A
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares					5,315,282			N/A
Basic and diluted net income per share, non-redeemable ordinary shares					$0.28			N/A
Net loss per share:
Weighted average Class A Common Stock outstanding					N/A			34,544,936
Net loss per Class A Common Stock – basic and diluted					N/A			$(0.22)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the ATAK and Legacy DIH historical financial statements (“Transaction Accounting Adjustments”).

The unaudited pro forma condensed combined financial information is based on ATAK’s historical financial statements and Legacy DIH’s historical combined financial statements, as adjusted to give effect to the Transactions (summarized below). ATAK’s fiscal year ends on December 31, whereas Legacy DIH’s fiscal year ends on March 31. The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act. The historical statement of operations of ATAK used in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2023 was the unaudited statement of operations for the six months ended June 30, 2023. The historical statement of operations of ATAK used in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2023 was the audited statement of operations for the year ended December 31, 2022. ATAK’s net income for the three months ended September 30, 2023 was $0.5 million.

The historical balance sheet of ATAK used in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 was the unaudited combined balance sheet as of September 30, 2023.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, ATAK will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy DIH issuing stock for the net assets of ATAK, accompanied by a recapitalization. The net assets of ATAK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy DIH.

Legacy DIH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy DIH’s existing stockholders will have the largest voting interest in the combined company;
●	Legacy DIH’s former executive management will make up all of the management of New DIH;
●	Legacy DIH’s existing directors and individuals designated by, or representing, Legacy DIH’s stockholders will constitute a majority of the initial New DIH board of directors following the consummation of the Business Combination;
●	ATAK assumed the name “DIH Holding US, Inc.” and
●	Legacy DIH is the larger entity based on revenue. Additionally, Legacy DIH has a larger employee base and substantive operations

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2023 and for the year ended March 31, 2023 gives pro forma effect to the Business Combination as if it had been completed on April 1, 2022. All periods are presented on the basis of Legacy DIH as the accounting acquirer in the Business Combination.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Legacy DIH would have achieved had ATAK and Legacy DIH been combined during the periods presented in the unaudited pro forma condensed combined financial information and is not intended to project the future results of operations that New DIH may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with New DIH.

There were no intercompany balances or transactions between ATAK and Legacy DIH as of September 30, 2023 and the six months ended September 30, 2023 and the year ended March 31, 2023 of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between ATAK and Legacy DIH.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had ATAK and Legacy DIH filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New DIH. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

a)	Reflects (1) $1.4 million increase in the Trust Account from after September 30, 2023 through February 7, 2024, which includes extension payments of $0.5 million and accrued interest of $0.9 million and (2) the reclassification of $58.9 million of cash held in the Trust Account that becomes available to consummate the Business Combination prior to redemptions described in adjustment h below
b)	Reflects the settlement of the deferred underwriting commission of $7.1 million owed to Maxim by ATAK and the $8.0 million success fee owed to Maxim by DIH through the issuance of 797,000 shares of New DIH Class A Common Stock to Maxim at the Closing of the Business Combination, of which 600,000 shares of New DIH Class A Common Stock were allocated directly to DIH Cayman pursuant to a side letter agreement

c)	Represents the adjustments for transaction costs as shown below

	Cash and cash equivalents	Accounts payable	Accrued expenses	Accrued expenses and other current liabilities	APIC	Accumulated deficit	Net parent company investment
(1) Payment of transaction costs incurred and accrued as of September 30, 2023 at Closing relating to:
DIH	$(1,047)	$(869)	$-	$(178)	$-	$-	$-
ATAK	(1,371)	(1,371)	-	-	-	-	-
	(2,418)	(2,240)	-	(178)	-	-	-

Future transaction costs incurred after September 30, 2023
(2) Payment of future transaction costs incurred after September 30, 2023 at Closing relating to:	(1,194)	-	-	-	-	-	-
DIH	-	-	-	-	-	-	(413)
ATAK	-	-	-	-	-	(781)	-

(3) Settlement of certain ATAK transaction costs of $0.3M with shares issued to vendors at Closing	-	(42)	(129)	-	328	(157)	-

(4) Transaction costs incurred after September 30, which will be paid from DIH’s operating cash following the Closing	-	1,327	-	-	-	-	-
DIH	-	-	-	-	-	-	(1,093)
ATAK	-	-	-	-	-	(234)	-

	(1,194)	1,285	(129)	-	328	(1,172)	(1,506)

Total transaction accounting adjustment	$(3,612)	$(955)	$(129)	$(178)	$328	$(1,172)	$(1,506)

d)	Reflects the payment of $50 thousand of accrued offering costs settled at close
e)	Reflects the reclassification of Class A Ordinary Shares subject to possible redemption to permanent equity
f)	Reflects the reclassification of Class A Ordinary Shares and Class B Ordinary Shares to shares of New DIH Class A Common Stock and Domesticated Class B Common Stock, respectively, followed by the Sponsor Share Conversion at Closing
g)	Reflects the elimination of ATAK historical accumulated deficit
h)	Represents the redemption of 4,815,153 Class A Ordinary Shares for $53.4 million allocated to Class A Ordinary Shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $11.09 per share (based on the fair value of the cash and investments held in the Trust Account of $58.9 million immediately before Closing after giving effect to the Extension Amendments Redemptions)
i)	Represents the reclassification of the parent’s net investment in Legacy DIH into New DIH’s common stock, no par value per share, followed by the recapitalization of DIH Holding US’s outstanding equity as a result of the reverse recapitalization. This also represents the issuance of New DIH Class A Common Stock to Legacy DIH equity holders as consideration for the reverse recapitalization

The adjustment to additional paid-in capital is derived as the sum of i) Pro forma separation of Legacy DIH’s net parent company investment balance at September 30, 2023 ($38,342), ii) the impact of transaction expenses reflected in pro-forma adjustment c) ($8,506), and iii) the issuance of 25,000,000 shares of New DIH Class A Common Stock at a par value of $0.0001 ($2)
j)	Reflects the reservation of cash in an escrow account at Closing to cover potential litigation costs that may occur over the next two years
k)	Reflects payment of the tail directors and officers (“D&O”) insurance premium. The insurance policy is recorded as a prepaid expense and is amortized over the coverage period of six years
l)	Reflects the adjustment for assets and liabilities retained by DIH Cayman at Closing. The Reorganization was not completed at Closing which resulted in the following entities remaining with DIH Cayman at Closing: Hocoma AG and Motekforce Link BV and its subsidiaries. The historical activity on these entities is not substantive and thus will be treated as a transfer of assets and liabilities between entities under common control. The most significant liabilities retained and to be settled by Hocoma AG is third-party debt of $12.4 million, which includes current maturities of long-term debt of $1.5 million and revolving credit facilities of $10.9 million. Additionally, there are adjustments to reflect related party notes payable of $16.6 million due from Legacy DIH to Hocoma AG related to asset transfers from Hocoma AG to Legacy DIH, which historically eliminated in Legacy DIH combination and are expected to be settled in cash.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

aa)	Reflects estimated transaction-related costs to be incurred by ATAK and DIH subsequent to September 30, 2023. Pro forma transaction-related costs adjustment of $9.4 million excludes $4.3 million and $1.6 million of transaction-related costs already recognized in the historical statement of operations of ATAK and Legacy DIH for the six months ended September 30, 2023 and for the year ended March 31, 2023, respectively. This is a non-recurring item

bb)	Represents the elimination of $2.0 million and $2.9 million of dividend income earned on marketable securities held in ATAK’s Trust Account for the six months ended September 30, 2023 and for the year ended March 31, 2023, respectively

cc)	Reflects the amortization of the tail D&O insurance policy (six-year policy)

dd)	Net interest expense adjustment which includes i) the elimination of third-party interest expense for debt retained by Hocoma AG of $0.5 million and $0.6 million for the six months ended September 30, 2023 and for the year ended March 31, 2023, respectively and ii) the inclusion of interest expense on related party notes payable of $0.1 million and $0.2 million for the six months ended September 30, 2023 and for the year ended March 31, 2023, respectively

ee)	Adjustment to remove Motek’s gross margin in order to reflect the current transfer pricing arrangement between Legacy DIH and Motek and to remove Motek’s operating expenses

ff)	The pro forma income statement adjustments do not reflect any income tax effect because Legacy DIH has a full valuation allowance offsetting any potential tax impact

4. Net Income (Loss) per Share

Represents the net income (loss) per share calculated using outstanding shares that would result from the Transactions, assuming the shares were outstanding since April 1, 2022. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended September 30, 2023 and for the year ended March 31, 2023 (in thousands, except share and per share data):

	Six Months Ended September 30, 2023	Year Ended March 31, 2023
	Pro Forma Combined	Pro Forma Combined
Pro forma net income (loss)	$(7,291)	$(7,670)
Weighted average shares outstanding of Class A Common Stock (2)(3)	34,544,936	34,544,936
Net income (loss) per Class A Common Stock – basic and diluted (1)	$(0.21)	$(0.22)

(1)	For the purposes of applying the treasury method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and in the private placement are exchanged for 13.3 million shares of New DIH Class A Common Stock. However, since this results in anti-dilution as their exercise price is $11.50, the effect of such exchange was not included in the calculation of basic or diluted loss per share
(2)	Excludes 6,000,000 shares of New DIH Class A Common Stock in estimated potential Earnout Shares as the price threshold for each tranche has not yet been triggered
(3)	Includes the issuance of 2,020,000 shares of New DIH Class A Common Stock pursuant to the public rights